EXHIBIT 99.1

Upexi’s Tytan Tiles Toy Brand Announces Licensing Agreement with The Walt Disney Company and its Brands Including Frozen and Toy Story

Clearwater, FL, May 8, 2023 (ACCESSWIRE) – Upexi Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”), a multi-faceted Amazon and Direct-to-Consumer brand owner and innovator in aggregation, today announced the Company’s children’s toy brand, Tytan Tiles (“Tytan”), has signed a licensing agreement with The Walt Disney Company (“Disney”). The agreement covers key Disney brands such as Frozen, The Lion King, Toy Story, Cars, along with many others. Upexi will be developing and launching new branded products under this agreement. The products will be launched on Amazon, direct to consumer and into Upexi’s big box retail channels with initial launch planned for the 2023 holiday season.

Nick Romano, President of Tytan Tiles commented, “The collaboration with Disney marks another significant milestone for our brand. Our ability to partner with a company as prestigious and recognizable as Disney demonstrates our ability to operate at the highest level. The talented and dedicated team at Tytan continues to show unwavering dedication and commitment to the success of our brand. We are confident that our products will not only meet but exceed the expectation of Disney fans everywhere.”

Upexi CEO Allan Marshall stated, “Our Tytan Tile brand has had tremendous success this year. Having the ability to launch new products licensed under an iconic brand such as Disney is yet another growth opportunity that we believe will drive our multi-year, compounding growth story. Each of our brands has a pipeline of opportunities and initiatives that should continue to drive sales and overall value for Upexi and its shareholders.”

About Upexi, Inc.:

Upexi is a multifaceted brand owner with established brands in the health, wellness, pet, beauty and other growing markets. We operate in emerging industries with high growth trends and look to drive organic growth of our current brands. We focus on direct to consumer and Amazon brands that are scalable and have anticipated, high industry growth trends. Our goal is to continue to accumulate consumer data and build out a significant customer database across all industries we sell into. The growth of our current database has been key to the year over year gains in sales and profits. To drive additional growth, we have and will continue to acquire profitable Amazon and eCommerce businesses that can scale quickly and reduce costs through corporate synergies. We utilize our in-house, SaaS programmatic ad technology to help achieve a lower cost per acquisition and accumulate consumer data for increased cross-selling between our growing portfolio of brands.

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FORWARD LOOKING STATEMENTS:

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Andrew Norstrud, Chief Financial Officer

Email: andrew.norstrud@upexi.com

Phone: (702) 332-5591

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto or Jack Perkins

Email: Upexi@KCSA.com

Phone: (212) 896-1254

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